Exhibit 1.1

CHUBB INA HOLDINGS INC.

(a Delaware corporation)

Senior and Subordinated Debt Securities

Unconditionally Guaranteed as to Payment of

Principal, Premium, if any, and Interest by

CHUBB LIMITED

UNDERWRITING AGREEMENT

Dated: September 14, 2020

i

(b) Filing of Amendments and Exchange Act Documents; Preparation of Final Term Sheet	15

(c) Delivery of Registration Statements	15

(d) Delivery of Prospectuses	16

(e) Continued Compliance with Securities Laws	16

(f) Blue Sky Qualifications	17

(g) Earnings Statement	17

(h) Use of Proceeds	17

(i) Listing	17

(j) Reporting Requirements	17

(k) Documentary, Stamp or Similar Issue Taxes	17

(l) Permitted Free Writing Prospectuses	18

(m) Registration Statement Renewal Deadline	18

(n) Notice of Inability to Use Automatic Shelf Registration Statement Form	19

SECTION 4. Payment of Expenses	19

(a) Expenses	19

(b) Termination of Agreement	20

SECTION 5. Conditions of Underwriters’ Obligations	20

(a) Effectiveness of Registration Statement; Filings	20

(b) Opinions of Counsel for Company and Guarantor	20

(c) Opinion of Counsel for Underwriters	21

(d) Company Officers’ Certificate	21

(e) Guarantor Officers’ Certificate	21

(f) Accountant’s Comfort Letter	22

(g) Bring-down Comfort Letter	22

(h) Ratings	22

(i) Approval of Listing	22

(j) Additional Documents	22

(k) Termination of Terms Agreement	23

SECTION 6. Indemnification	23

(a) Indemnification of Underwriters	23

(b) Indemnification of Company, Guarantor, Directors and Officers	24

ii

iii

CHUBB INA HOLDINGS INC.

(a Delaware corporation)

Senior and Subordinated Debt Securities

Unconditionally Guaranteed as to Payment of

Principal, Premium, if any, and Interest by

CHUBB LIMITED

UNDERWRITING AGREEMENT

September 14, 2020

To:	The Underwriters named in the

within-mentioned Terms Agreement

Ladies and Gentlemen:

Chubb INA Holdings Inc., a Delaware corporation (the “Company”), proposes to issue and sell $1,000,000,000 aggregate principal amount of its senior or subordinated debt securities (the “Debt Securities”), from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale. The Debt Securities will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by Chubb Limited, a Swiss company (the “Guarantor”).

The Debt Securities will be issued in one or more series as senior indebtedness (the “Senior Debt Securities”) under an indenture, dated as of August 1, 1999 (as supplemented by a First Supplemental Indenture, dated as of March 13, 2013, and as may be further amended or supplemented from time to time (including by any supplement which may be entered into in connection with the issuance of such Debt Securities), the “Senior Indenture”), among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (the “Senior Trustee”), or as subordinated indebtedness (the “Subordinated Debt Securities”) under an indenture (the “Subordinated Indenture”, and collectively with the Senior Indenture, the “Indentures”, and each, an “Indenture”), dated as of December 1, 1999 among the Company, the Guarantor and J.P. Morgan Trust Company, National Association, as trustee (the “Subordinated Trustee”, and collectively with the Senior Trustee, the “Trustees”, and each, a “Trustee”). Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements, conversion or exchange provisions and any other variable terms established by or pursuant to the applicable Indenture.

Whenever the Company determines to make an offering of Debt Securities, the Company and the Guarantor will enter into an agreement (each, a “Terms Agreement”) providing for the sale of such Debt Securities to, and the purchase and offering thereof by, the underwriters specified in the Terms Agreement (the “Underwriters”, which term shall include any

Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Debt Securities shall specify the aggregate principal amount of Debt Securities to be issued (the “Underwritten Securities”), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof) and the name of any Underwriter acting as co-manager in connection with such offering, the aggregate principal amount of Underwritten Securities that each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Underwritten Securities and any other material variable terms of the Underwritten Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Company and the Guarantor, on the one hand, and one or more of the Underwriters, acting for themselves and, if applicable, as representative(s) of any other Underwriters. Each offering of Underwritten Securities will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement. As used herein, the term “Representative(s)” means, with respect to any offering of Debt Securities, any Underwriter(s) specified as the representative(s) of the Underwriters of such offering in the applicable Terms Agreement and if none is so designated, it means the Underwriters.

The Company and the Guarantor have filed with the Securities and Exchange Commission (the “Commission”) a joint automatic shelf registration statement on Form S-3 (No. 333-227749), for the registration of the Debt Securities and the guarantee thereof of the Guarantor (the “Guarantee”) under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement became effective automatically upon filing on October 9, 2018, each Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the Company and the Guarantor have filed such post-effective amendments to such registration statement as may be required prior to the execution of the applicable Terms Agreement and each such post-effective amendment became effective automatically upon filing with the Commission. At any given time, such registration statement (as so amended, if applicable, to such time), including any required information deemed to be a part thereof at such time pursuant to Rule 430B of the 1933 Act Regulations (the “Rule 430B Information”), is referred to herein as the “Registration Statement”; and the final base prospectus or prospectuses and the final prospectus supplement relating to the offering of the Underwritten Securities, in the form first furnished to the Underwriters by the Company and the Guarantor for use in connection with the offering of the Underwritten Securities, are collectively referred to herein as the “Prospectus”; provided, however, that at any given time references to the “Registration Statement” and the “Prospectus” shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), as of, in the case of the Registration Statement, such given date, or, in the case of the Prospectus, as of the date of the Prospectus. A “preliminary prospectus” shall be deemed to refer to any prospectus used before the Registration Statement became effective and any prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness and prior to the relevant Applicable Time (as defined in the applicable Terms Agreement), including in each case any base prospectus so used and the documents incorporated by reference therein. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The term “Disclosure Package” shall mean (i) each preliminary prospectus, as amended or supplemented, used in connection with the offer of the Underwritten Securities, (ii) the Final Term Sheet (as defined herein), which shall be identified in Schedule I to the applicable Terms Agreement, and (iii) any issuer free writing prospectuses as defined in Rule 433 of the 1933 Act Regulations (each, an “Issuer Free Writing Prospectus”) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

All references in this Underwriting Agreement to financial statements and schedules and other information which are, at a given time, “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference or deemed to be included in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, as of, in the case of the Registration Statement, such given time, or, in the case of the Prospectus, the date of the Prospectus, or, in the case of a preliminary prospectus, the relevant Applicable Time; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed, at a given time, to mean and include the filing of any document under the 1934 Act or the 1933 Act which is incorporated by reference or deemed to be included in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, after, in the case of the Registration Statement, such given time, or, in the case of the Prospectus, the date of the Prospectus, or, in the case of a preliminary prospectus, the relevant Applicable Time.

The term “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) of the 1933 Act Regulations that has been made available without restriction to any person.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Guarantor. The Company and the Guarantor represent and warrant to each Underwriter named in the applicable Terms Agreement, as of the date thereof, as of the Applicable Time and as of the Closing Time (as defined below) (in each case, a “Representation Date”), as follows:

(1) Compliance with Registration Requirements; Disclosure. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus) and (iii) at the execution time of each of this Agreement and the applicable Terms Agreement (with each such date being used as the determination date for purposes of this clause (iii)), each of the

Company and the Guarantor was and is a “well known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the 1933 Act Regulations, neither the Company nor the Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to use of the automatic shelf registration statement form and neither the Company nor the Guarantor has otherwise ceased to be eligible to use the automatic shelf registration statement form.

(i) At the earliest time after the filing of the Registration Statement relating to the Underwritten Securities that the Company, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) and (ii) as of the date of the execution and delivery of each of this Agreement and the applicable Terms Agreement (with each such date being used as the determination date for purposes of this clause (ii)), neither the Company nor the Guarantor was or is an Ineligible Issuer (as defined in Rule 405 of the 1933 Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act Regulations that it is not necessary that either the Company or the Guarantor be considered an Ineligible Issuer.

No stop order has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Guarantor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, each Indenture has been duly qualified under the 1939 Act.

At the respective times the Registration Statement became effective or was deemed effective with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at each Representation Date, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the date of the Prospectus and at the Closing Time, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Any Issuer Free Writing Prospectus and the Final Term Sheet, as of their issue dates and at all subsequent times through the completion of the offering of the Underwritten Securities or until any earlier date that the Company or the Guarantor notified or notifies the Representative(s) as described in the next sentence, did not, do not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus, the Company has promptly notified or will promptly notify the Representative(s) and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.

Each broadly available road show, if any, when considered together with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Neither the Company nor the Guarantor has distributed nor will it distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Underwritten Securities, any offering material in connection with the offering and sale of the Underwritten Securities other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative(s) and included in Schedule I to the applicable Terms Agreement, any electronic road show reviewed and consented to by the Representative(s), or the Registration Statement.

Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information furnished to the Company or the Guarantor in writing by any Underwriter through the Representative(s) expressly for use in the Registration Statement, the Disclosure Package or the Prospectus.

To the Company’s knowledge, the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, nor is the Company or the Guarantor the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Underwritten Securities.

Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the 1933 Act Regulations, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Disclosure Package or the Prospectus, as the case may be, at the Applicable Time or at the date of the Prospectus, as the case may be, and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3) Independent Accountants. The accountants who certified or shall certify the financial statements and any supporting schedules thereto of the Guarantor included in each of the Registration Statement, the Disclosure Package and the Prospectus are independent public accountants with respect to the Guarantor and its subsidiaries as required by the 1933 Act and the 1933 Act Regulations.

(4) Financial Statements. (a) The financial statements of the Guarantor included in each of the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Guarantor and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Guarantor and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as indicated therein or in the notes thereto. The supporting schedules, if any, included in each of the Registration Statement, the Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information, if any, of the Guarantor included in each of the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the related audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus.

(b) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus presents fairly the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, (i) neither the Guarantor nor any of its subsidiaries (including the Company) has sustained any material loss or material interference with its business from any action, notice, order or decree from an insurance regulatory authority and (ii) there has been (A) no material adverse change in case reserves or losses or loss expense of the Guarantor and its consolidated subsidiaries (including the Company) and (B) no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, or results of operations of the Guarantor and its subsidiaries (including the Company) considered as one enterprise, in either case whether or not arising in the ordinary course of business (a “Material Adverse Change”).

(6) Good Standing of the Company; Place of Management. The Company is a wholly-owned subsidiary of the Guarantor and it has been duly incorporated and is subsisting and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in each of the Disclosure Package and the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement and the applicable Terms Agreement. The Company is duly qualified to transact business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Material Adverse Change. The Company is domiciled and has its effective place of management outside Switzerland.

(7) Valid Existence of the Guarantor. The Guarantor has been duly created for an unlimited duration and is validly existing as a company limited by shares (Aktiengesellschaft) under the laws of Switzerland, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in each of the Disclosure Package and the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement and the applicable Terms Agreement. The Guarantor is duly qualified to transact business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Material Adverse Change.

(8) Good Standing of Corporate Subsidiaries. Each subsidiary of the Guarantor, other than such subsidiaries as would not, individually or in the aggregate, constitute a “significant subsidiary” as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act (each, a “Significant Subsidiary”) (including the Company), that is a corporation has been duly incorporated or organized and is an existing corporation in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in each of the Disclosure Package and the Prospectus; each such Significant Subsidiary of the Guarantor is duly qualified to transact business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize such concept) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Material Adverse Change; all of the issued and outstanding capital stock of each such Significant Subsidiary of the Guarantor has been duly authorized and validly issued and is fully paid and nonassessable; and all of the issued and outstanding capital stock of each such Significant Subsidiary is owned by the Guarantor, directly or through subsidiaries, except for de minimis shareholdings as required to comply with applicable law, and such capital stock is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for restrictions on transferability of the shares of insurance subsidiaries, under applicable law).

(9) Good Standing of Partnership Subsidiaries. Each Significant Subsidiary of the Guarantor that is a partnership has been duly formed and is an existing partnership in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its formation, with power and authority to own, lease and operate its properties and to conduct its business as described in each of the Disclosure Package and the Prospectus; each such Significant Subsidiary of the Guarantor is duly qualified to transact business and is in good standing (with respect to jurisdictions that recognize such concept) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Material Adverse Change; all of the outstanding equity interests of each such Significant Subsidiary of the Guarantor have been duly authorized and validly issued; and all of the equity interests of each such Significant Subsidiary are owned by the Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (other than immaterial amounts necessary to comply with applicable law).

(10) Capitalization. If the Disclosure Package or the Prospectus contains a “Capitalization” section, the authorized, issued and outstanding shares of capital stock of the Guarantor are as set forth in the column entitled “Actual” under such section (except for subsequent issuances thereof, if any, pursuant to reservations, agreements or employee benefit plans or pursuant to the exercise of convertible securities or options). Such shares of capital stock have been duly authorized and validly issued by the Guarantor and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Guarantor.

(11) Authorization of this Underwriting Agreement and Terms Agreement. This Underwriting Agreement has been, and the applicable Terms Agreement as of the date thereof will have been, duly authorized, executed and delivered by each of the Company and the Guarantor.

(12) Authorization of Underwritten Securities. The Underwritten Securities have been, or as of the date of the applicable Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Underwritten Securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. Such Underwritten Securities will be in the form contemplated by, and each registered holder thereof will be entitled to the benefits of, the applicable Indenture.

(13) Authorization of Guarantee. The Guarantee has been, or as of the date of such Terms Agreement will have been, duly authorized by the Guarantor for issuance pursuant to this Underwriting Agreement and the applicable Terms Agreement. Such Guarantee, when issued and delivered in the manner provided for in the applicable Indenture, will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(14) Authorization of the Indentures. The applicable Indenture has been or prior to the issuance of the Debt Securities thereunder will have been, duly authorized, executed and delivered by the Company and the Guarantor and, upon such authorization, execution and delivery, will constitute a valid and binding agreement of the Company and the Guarantor, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(15) Descriptions of the Underwritten Securities, the Guarantee and the Indentures. The Underwritten Securities being sold pursuant to the applicable Terms Agreement, the Guarantee and each applicable Indenture, as of each Representation Date, will conform in all material respects to the statements relating thereto contained in each of the Disclosure Package and the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(16) Non-Taxation. Except as disclosed in the Disclosure Package and the Prospectus, under current laws and regulations of the United States and Switzerland, as applicable, and any political subdivision thereof, all principal, interest, premium, if any, and additional amounts payable on the Underwritten Securities or the Guarantee, as applicable, may be paid by the Company or the Guarantor, as applicable, pursuant to the Underwritten Securities or the Guarantee, as applicable, to the holders thereof in United States dollars and may be freely transferred out of the United States or Switzerland, as applicable, and all such payments made to holders thereof or therein who are non-residents of the United States or Switzerland, as applicable, will not be subject to income, withholding or other taxes under laws and regulations of the United States or Switzerland, as applicable, or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the United States and Switzerland, as applicable, or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the United States or Switzerland, as applicable, or any political subdivision or taxing authority thereof or therein. No stamp, issuance, transfer or other similar taxes or duties (“Stamp Taxes”) are payable by or on behalf of the Underwriters in the United States or Switzerland or any political subdivision or of any other jurisdiction in which the Company or the Guarantor, as the case may be, is organized or is otherwise resident for tax purposes or any jurisdiction from or through which a payment is made on (i) the creation, issue or delivery by the Company of the Underwritten Securities, (ii) the creation, issue or delivery by the Guarantor of the Guarantee, (iii) the purchase by the Underwriters of the Underwritten Securities (including the Guarantee) in the manner contemplated by this Agreement, (iv) the resale and delivery by the Underwriters of the Underwritten Securities (including the Guarantee) contemplated by this Agreement or (v) the execution and delivery of this Agreement and the other transaction documents and the consummation of the transactions contemplated hereby and thereby.

(17) Reserves. The description of the Guarantor’s reserves and reserving methodology and assumptions described in each of the Disclosure Package and the Prospectus is accurate and fairly presents the information set forth therein in all material respects and, since the date of the latest financial statements included in each of the Disclosure Package and the Prospectus, no loss experience has developed which would require or make it appropriate for the Guarantor to alter or modify such methodology.

(18) Absence of Defaults and Conflicts. Neither the Guarantor nor any of its subsidiaries (including the Company) is in violation of its charter or by-laws, partnership agreement or other constitutive documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Guarantor or any of its subsidiaries (including the Company) is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Guarantor or any of its subsidiaries (including the Company) is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance of this Underwriting Agreement, the applicable Terms Agreement and each applicable Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or the Guarantor in connection with the transactions contemplated hereby or thereby or in the Registration Statement, the Disclosure Package and the Prospectus, and the consummation of the transactions contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus (including, without limitation, the issuance and sale of the Underwritten Securities, the issuance of the Guarantee, and the use of the proceeds from the sale of the Underwritten Securities, together with the Guarantee, as described under the caption “Use of Proceeds”) and compliance by the Company and the Guarantor, as applicable, with their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Guarantor or any of its subsidiaries (including the Company) pursuant to, any Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Change), nor will such action result in any violation of the provisions of the charter, by-laws, partnership agreement or other constitutive document of the Guarantor or any of its subsidiaries (including the Company) or, to the best of the Company’s and the Guarantor’s knowledge, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Guarantor or any of its subsidiaries (including the Company) or over any of the assets, properties or operations of the Guarantor or any of its subsidiaries (including the Company), except for such violations under applicable law, statute, rule, regulation, judgment, order, writ or decree as would not reasonably be expected to result in a Material Adverse Change. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Guarantor or any of its subsidiaries (including the Company).

(19) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company or the Guarantor threatened or contemplated, against or affecting the Guarantor or any of its subsidiaries (including the Company) that is required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus (other than as stated therein), or that would reasonably be expected to result in a Material Adverse Change, or that would reasonably be expected to materially and adversely affect the ability of the Company or the Guarantor to perform its obligations under this Agreement or the applicable Terms Agreement.

(20) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto that have not been so described and filed as required.

(21) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court, domestic or foreign, is required for the due authorization, execution or delivery by the Company or the Guarantor of this Underwriting Agreement or the applicable Terms Agreement or for the performance by the Company or the Guarantor of the transactions contemplated under the Prospectus, this Underwriting Agreement, such Terms Agreement or the applicable Indenture, as applicable, except such as have been obtained and made under the 1933 Act, such filing of the Prospectus as has been made with the Bermuda Registrar of Companies under the Companies Act 1981 of Bermuda and such as may be required under state securities laws.

(22) Possession of Licenses and Permits. The Guarantor and its subsidiaries (including the Company) possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess any such Governmental Licenses would not, singly or in aggregate, reasonably be expected to result in a Material Adverse Change. The Guarantor and its subsidiaries (including the Company) are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result in a Material Adverse Change. Neither the Guarantor nor any of its subsidiaries (including the Company) has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(23) Insurance Laws. Each of the Guarantor and its insurance subsidiaries (including insurance holding companies) is duly registered, licensed or admitted as an insurer or an insurance holding company (as applicable) in each jurisdiction where it is required to be so licensed or admitted to conduct its business as presently conducted, except where the failure to be so registered, licensed or admitted would not reasonably be expected to result in a Material Adverse Change; each of the Guarantor and its insurance subsidiaries has all other necessary authorizations, approvals, orders, certificates and permits, of and from, and has made all declarations and filings with, all insurance authorities, commissions or other insurance regulatory bodies to conduct their respective businesses as described in each of the Disclosure Package and the Prospectus, except for where the failure to have such authorizations, approvals, orders, certificates and permits, or to make such declarations and filings, would not reasonably be expected to result in a Material Adverse Change; all of such authorizations, approvals, orders, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to result in a Material Adverse Change; and neither the Guarantor nor its insurance subsidiaries has received any notification from any insurance authority, commission or other insurance regulatory body to the effect that any additional authorization, approval, order, license, certificate or permit from such authority, commission or body is needed to be obtained by any of the Guarantor or its insurance subsidiaries, except for any authorization, approval, order, license, certificate or permit from any such authority, commission or body the failure of which to obtain, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

Each of the Guarantor and its insurance subsidiaries is in compliance with all applicable insurance statutes and regulations and has filed all reports, documents or other information required to be filed under such statutes and regulations, except where the failure to comply or file would not reasonably be expected to result in a Material Adverse Change; and each of the Guarantor and its insurance subsidiaries is in compliance with the insurance laws and regulations of other jurisdictions which are applicable to the Guarantor and its insurance subsidiaries (as the case may be), except where the failure to comply would not reasonably be expected to result in a Material Adverse Change.

(24) Governmental Authorization. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, no authorization, approval or consent of any governmental authority or agency is required (other than any license as an insurer or insurance holding company and other than those that have already been obtained) under the laws of any jurisdiction in which the Guarantor or any of its subsidiaries (including the Company) conduct their respective businesses in connection with the ownership, directly or indirectly, by the Guarantor of equity interests in any subsidiary (including the Company) or the repatriation of any amount from or to the Guarantor or any of its subsidiaries (including the Company), except to the extent that the failure to obtain such authorization, approval or consent would not reasonably be expected to result in a Material Adverse Change.

(25) Commodity Exchange Act. The Underwritten Securities, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the “Commodity Exchange Act”), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act.

(26) Investment Company Act. The Company and the Guarantor are not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in each of the Disclosure Package and the Prospectus they will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(27) Internal Controls and Procedures. The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the 1934 Act Regulations) designed by, or under the supervision of, the Company’s principal executive officer and principal financial officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Guarantor’s internal control over financial reporting was effective as of December 31, 2019, and the Guarantor was not aware of any material weaknesses in its internal control over financial reporting at such time.

(b) Officers’ Certificates. Any certificate signed by any officer of the Company, the Guarantor or any of their respective subsidiaries and delivered to the Representative(s) or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company, the Guarantor or such subsidiary, as the case may be, to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

(b) Payment. Payment of the purchase price for, and delivery of, the Underwritten Securities shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representative(s) and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date of the applicable Terms Agreement (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representative(s) and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative(s) for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative(s), for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. Any Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) Denominations; Registration. If the Underwritten Securities are issued other than in book-entry form, certificates for the Underwritten Securities shall be in such denominations and registered in such names as the Representative(s) may request in writing at least one full business day prior to the Closing Time. If the Underwritten Securities are issued other than in book-entry form, certificates for the Underwritten Securities will be made available for examination and packaging by the Representative(s) in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Company and the Guarantor. The Company and the Guarantor covenant with the Representative(s) and with each Underwriter participating in the offering of Underwritten Securities, as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company and the Guarantor, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B of the 1933 Act Regulations, if and as applicable, and they will notify the Representative(s) immediately, and confirm the notice in writing, of (i) the filing and effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information,

(iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company or the Guarantor becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Underwritten Securities. The Company and the Guarantor will effect the filings required under Rule 424(b) of the 1933 Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as they deem necessary to ascertain promptly whether each preliminary prospectus and the Prospectus transmitted for filing under Rule 424 of the 1933 Act Regulations was received for filing by the Commission and, in the event that it was not, they will promptly file such preliminary prospectus or the Prospectus. The Company and the Guarantor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company and the Guarantor agree to pay the required Commission filing fees relating to the Underwritten Securities within the time required by Rule 456(b)(1) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(b) Filing of Amendments and Exchange Act Documents; Preparation of Final Term Sheet. The Company and the Guarantor will give the Representative(s) notice of their intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either any preliminary prospectus or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company and the Guarantor will furnish the Representative(s) with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will give the Representative(s) a reasonable opportunity to comment on any such document prior to such proposed filing or use, as the case may be. The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Underwritten Securities, in form and substance satisfactory to the Representative(s) and attached as Schedule II to the applicable Terms Agreement, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 of the 1933 Act Regulations within the time required by such rule.

(c) Delivery of Registration Statements. The Company and the Guarantor have furnished or will deliver to the Representative(s) and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representative(s), without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company and the Guarantor will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus and each Permitted Free Writing Prospectus (as defined below) as such Underwriter may reasonably request, and the Company and the Guarantor hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company and the Guarantor will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company and the Guarantor will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Underwriting Agreement and the applicable Terms Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Underwritten Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company and the Guarantor, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Guarantor will promptly prepare and file with the Commission, at its own expense, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements, the Company and the Guarantor will use their best efforts to have such amendment declared effective as soon as practicable (if it is not automatically effective with respect to the Underwritten Securities), and the Company and the Guarantor will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request. Neither the Representative(s)’ consent to, nor any Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company and the Guarantor will promptly notify the Representative(s) and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission and will promptly file such amendment or supplement with the Commission.

(f) Blue Sky Qualifications. The Company and the Guarantor will use their best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative(s) may designate and to maintain such qualifications in effect for a period of not less than one year from the date of the applicable Terms Agreement; provided, however, that the Company and the Guarantor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which they are not so qualified or to subject themselves to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject. In each jurisdiction in which the Underwritten Securities have been so qualified, the Company and the Guarantor will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of such Terms Agreement.

(g) Earnings Statement. The Guarantor and, to the extent separately required pursuant to Rule 158 of the 1933 Act Regulations, the Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus. The Company will receive and use all of the proceeds from the offering exclusively outside Switzerland.

(i) Listing. The Company and the Guarantor will use their best efforts to effect the listing of the Underwritten Securities, prior to the Closing Time, on any national securities exchange or quotation system if and as specified in the applicable Terms Agreement.

Restriction on Sale of Debt Securities. Between the date of the applicable Terms Agreement and the Closing Time or such other date specified in such Terms Agreement, neither the Company nor the Guarantor will, without the prior written consent of the Representative(s), directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, the debt securities specified in such Terms Agreement.

(j) Reporting Requirements. The Guarantor, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) Documentary, Stamp or Similar Issue Taxes. The Company and the Guarantor will jointly and severally indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Underwritten Securities, on the execution and delivery of this Underwriting Agreement or the applicable Terms Agreement and on the resale and delivery by the Underwriters of the Underwritten Securities (including the Guarantee) contemplated by this Agreement. All payments to be made by the Company or the Guarantor hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or the Guarantor is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company or the Guarantor shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. In addition to any amount payable by the Company or the Guarantor under this Agreement, the Company or the Guarantor (as the case may be) shall pay (and shall reimburse the Underwriters for) any value added tax or similar tax in respect of that amount.

(l) Permitted Free Writing Prospectuses. Each of the Company and the Guarantor represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative(s), it will not make, any offer relating to the Underwritten Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Regulations) required to be filed by the Company or the Guarantor with the Commission or retained by the Company or the Guarantor under Rule 433 of the 1933 Act Regulations; provided that the prior written consent of the Representative(s) shall be deemed to have been given in respect of the free writing prospectuses listed in Schedule I to the applicable Terms Agreement. Any such free writing prospectus consented to by the Representative(s) is hereinafter referred to as a “Permitted Free Writing Prospectus”. Each of the Company and the Guarantor agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each of the Company and the Guarantor consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433 of the 1933 Act Regulations, and (b) contains only (i) information describing the preliminary terms of the Underwritten Securities or their offering, (ii) information permitted by Rule 134 of the 1933 Act Regulations or (iii) information that describes the final terms of the Underwritten Securities or their offering and that is included in the Final Term Sheet.

(m) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Underwritten Securities remain unsold by the Underwriters, the Company and the Guarantor will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Underwritten Securities, in a form satisfactory to the Representative(s). If the Company or the Guarantor is no longer eligible to file an automatic shelf registration statement, the Company and the Guarantor will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Underwritten Securities, in a form satisfactory to the Representative(s), and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company and the Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Underwritten Securities to continue as contemplated in the expired registration statement relating to the Underwritten Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(n) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time when Underwritten Securities remain unsold by the Underwriters either the Company or the Guarantor receives from the Commission a notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company or the Guarantor will (i) promptly notify the Representative(s), (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Underwritten Securities, in a form satisfactory to the Representative(s), (iii) use its best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representative(s) of such effectiveness. The Company and the Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Underwritten Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company or the Guarantor has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company and the Guarantor will pay all expenses incidental to the performance of their obligations under this Underwriting Agreement or the applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Terms Agreement, any agreement among Underwriters, the Indentures, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Underwritten Securities, (iii) the preparation, issuance and delivery of the Underwritten Securities and any certificates for the Underwritten Securities, to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Underwritten Securities to the Underwriters (including any charges of Euroclear or Clearstream in connection therewith), (iv) the fees and disbursements of the Company’s and the Guarantor’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the separately agreed fees and disbursements of the Trustees, and their respective counsel, (v) the qualification of the Underwritten Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters and filing of copies of each preliminary prospectus, the Prospectus, any free writing prospectus and any amendments or supplements thereto, (vii) the fees charged by Rating Organizations (as defined below) for the rating of the Underwritten Securities, if applicable, (viii) the fees and expenses incurred with respect to the listing of the Underwritten Securities, if applicable, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (the “FINRA”) of the terms of the sale of the Underwritten Securities, and (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Underwritten Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants. Except as provided in this Underwriting Agreement or the applicable Terms Agreement, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

(b) Termination of Agreement. If the applicable Terms Agreement is terminated by the Representative(s) in accordance with the provisions of Section 5 or Section 9(a)(i) or 9(a)(ii) hereof, the Company and the Guarantor shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company and the Guarantor contained in Section 1(a) hereof or in certificates of any officer of the Company, the Guarantor or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filings. The Registration Statement has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters; no notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations shall have been received by the Company or the Guarantor objecting to the use of the automatic shelf registration statement form; the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and neither the Company nor the Guarantor is the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Underwritten Securities. Each preliminary prospectus and the Prospectus shall have been filed with the Commission (including the information required by Rule 430B of the 1933 Act Regulations) in the manner and within the time period required by Rule 424(b) of the 1933 Act Regulations without reliance on Rule 424(b)(8) of the 1933 Act Regulations, or a post-effective amendment to the Registration Statement containing the information required by such Rule 430B shall have been filed, and such post-effective amendment shall have become effective. The Final Term Sheet and any other material required to be filed by the Company or the Guarantor pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433.

(b) Opinions of Counsel for Company and Guarantor. At Closing Time, the Representative(s) shall have received the favorable opinions, each dated as of Closing Time, of Bär & Karrer AG, Swiss counsel for the Guarantor, the Guarantor’s General Counsel, and Mayer Brown LLP, United States counsel for the Company and the Guarantor, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect set forth in: Exhibit B hereto with respect to the opinion of Bär & Karrer AG; Exhibit C hereto with respect to the opinion of the Guarantor’s General Counsel; and Exhibit D hereto with respect to the opinion of Mayer Brown LLP, and, as to each opinion, to such further effect as the Underwriters may reasonably request.

(c) Opinion of Counsel for Underwriters. At Closing Time, the Representative(s) shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative(s). Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Guarantor and their respective subsidiaries and certificates of public officials.

(d) Company Officers’ Certificate. At Closing Time, the Representative(s) shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has not been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, any material adverse change, or any development or event involving a prospective material adverse change, in the financial condition, business or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Company in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer’s knowledge, are threatened by the Commission.

(e) Guarantor Officers’ Certificate. At Closing Time, the Representative(s) shall have received a certificate of either the Chairman, the President and Chief Executive Officer or the General Counsel and Secretary of the Guarantor and of either the chief financial officer, chief accounting officer or chief investment officer of the Guarantor, dated as of Closing Time, to the effect that, to the best of their knowledge and after reasonable investigation, (i) there has not been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, any material adverse change, or any development or event involving a prospective material adverse change, in the financial condition, business or results of operations of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Guarantor in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or are threatened by the Commission.

(f) Accountant’s Comfort Letter. At the time of the execution of the applicable Terms Agreement, the Representative(s) shall have received from PricewaterhouseCoopers LLP, independent public accountants of the Guarantor and its subsidiaries, a letter, dated as of the date of the applicable Terms Agreement, in form and substance satisfactory to the Representative(s), together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements (including any pro forma financial statements) and certain financial information contained in the Registration Statement, the preliminary prospectus or prospectuses that are part of the Disclosure Package and the Prospectus.

(g) Bring-down Comfort Letter. At Closing Time, the Representative(s) shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to Section 5(f) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h) Ratings. At Closing Time, the Underwritten Securities shall have the ratings accorded by any “nationally recognized statistical rating organization”, as defined by the Commission in Section 3(a)(62) of the 1934 Act (each, a “Rating Organization”), if and as specified in the applicable Terms Agreement, and the Company and the Guarantor shall have delivered to the Representative(s) a letter, dated on or around such date, from each such rating organization, or other evidence satisfactory to the Representative(s), confirming that the Underwritten Securities have such ratings. Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Underwritten Securities or any of the Guarantor’s other securities or the Guarantor’s financial strength or claims paying ability by any such Rating Organization, and no such Rating Organization shall have publicly announced that it has under surveillance or review with negative implications its rating of the Underwritten Securities or any of the Guarantor’s other securities or the Guarantor’s financial strength or claims paying ability.

(i) Approval of Listing. At Closing Time, the Underwritten Securities shall have been approved for listing, subject only to official notice of issuance, on the securities exchanges, if any, specified in the applicable Terms Agreement.

(j) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantor in connection with the issuance and sale of the Underwritten Securities and the Guarantee as herein contemplated shall be satisfactory in form and substance to the Representative(s) and counsel for the Underwriters.

(k) Termination of Terms Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by the Representative(s) by notice to the Company and the Guarantor at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company and the Guarantor agree to jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information deemed to be a part thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “road show” as defined in Rule 433(h) of the 1933 Act Regulations (a “road show”) or the information contained in the Final Term Sheet, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company and the Guarantor; and

(3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative(s)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter through the Representative(s) expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information deemed to be a part thereof or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Guarantor, Directors and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the Guarantor, their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information deemed to be a part thereof or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Underwriter through the Representative(s) expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Representative(s), and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Guarantor. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover.

The relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company and the Guarantor, each officer of the Company and the Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantor. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or the applicable Terms Agreement or in certificates of officers of the Company, the Guarantor or any of their respective subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Guarantor, and shall survive delivery of and payment for the Underwritten Securities.

SECTION 9. Termination.

(a) Terms Agreement. The Representative(s) may terminate this Agreement and the applicable Terms Agreement, by notice to the Company and the Guarantor, at any time at or prior to the Closing Time, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, any material adverse change, or any development or event involving a prospective material adverse change, in the financial condition, business or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, or any development or event involving a prospective material adverse change, in the financial condition, business or results of operations of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (iii) there has occurred any material adverse change in the financial markets in the United States or Europe or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case referred to in this clause (iii), the effect of which is such as to make it, in the judgment of the Representative(s), impracticable or inadvisable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, (iv) any downgrading in the rating of any debt securities of the Guarantor or the Company or the insurance claims paying ability rating or other insurance rating of the Guarantor or any of its Significant Subsidiaries, in each case by any Rating Organization, or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Guarantor or the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or of the insurance claims paying ability or other insurance rating of the Guarantor or any of its Significant Subsidiaries, (v) trading in any securities of the Company or the Guarantor has been suspended or materially limited by the Commission or the New York Stock Exchange (“NYSE”), or if trading generally on the NYSE or the NYSE MKT or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (vi) a banking moratorium has been declared by either U.S. Federal, New York or Bermuda authorities or, if the Underwritten Securities are denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries.

(b) Liabilities. If this Underwriting Agreement or the applicable Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided that Sections 1, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall (including due to the exercise of Statutory Loss Absorption Powers described in Section 17 hereof) fail at the Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then the Representative(s) shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative(s) shall not have completed such arrangements within such 24-hour period, then:

(a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter (or any Underwriter no longer obligated to purchase the Underwritten Securities in accordance with the exercise of Statutory Loss Absorption Powers described in Section 17 hereof) from liability in respect of its failure or default.

In the event of any such failure or default which does not result in a termination of the applicable Terms Agreement, either the Representative(s) or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative(s) at the address specified in the applicable Terms Agreement; notices to the Company shall be directed to it at 436 Walnut Street, WA06K, Philadelphia, PA 19106, attention of Global Treasurer, with a copy to Chubb Group Holdings Inc., 1133 Avenue of the Americas, New York, New York 10036, attention of General Counsel; and notices to the Guarantor shall be directed to it at Bärengasse 32, CH-8001 Zurich, Switzerland, attention of General Counsel and Secretary, with a copy to Chubb Group Holdings Inc., 1133 Avenue of the Americas, New York, New York 10036, attention of General Counsel.

SECTION 12. Parties. This Underwriting Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the Company and the Guarantor and, upon execution of such Terms Agreement, any Underwriters named therein and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Guarantor and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or such Terms Agreement or any provision herein or therein contained. This Underwriting Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. Consent to Jurisdiction; Miscellaneous. Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal or New York State court sitting in the Borough of Manhattan in The City of New York in any action, suit or proceeding arising out of or relating to this Underwriting Agreement or the applicable Terms Agreement or the transactions contemplated hereby or thereby to the extent that such court has subject matter jurisdiction over the controversy, and expressly and irrevocably waives, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such action, suit or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action, suit or proceeding. Each of the Company and the Guarantor irrevocably appoints Chubb Group Holdings Inc., 1133 Avenue of the Americas, 32nd Floor, New York, New York 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such action, suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or the Guarantor by the person serving the same to the address provided in Section 11 hereof, shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such action, suit or proceeding. Each of the Company and the Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Underwriting Agreement.

SECTION 14. Waiver of Immunities. To the extent that the Company or the Guarantor or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Underwriting Agreement or any additional agreement, each of the Company and the Guarantor hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

SECTION 15. Judgment Currency. The Company and the Guarantor jointly and severally agree to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than the United States dollar and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of each of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 16. No Advisory or Fiduciary Responsibility. The Company and the Guarantor acknowledge and agree that (i) the purchase and issuance of the Underwritten Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Guarantor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the

Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantor on other matters) or any other obligation to the Company or the Guarantor except the obligations expressly set forth in this Agreement and (iv) the Company and the Guarantor have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Guarantor agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

SECTION 17. Contractual Recognition of Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any of the parties hereto, each of the parties acknowledges, accepts and agrees that any BRRD Liability of a BRRD Party hereto arising under this Agreement may be subject to the exercise of Statutory Loss Absorption Powers by the Relevant Resolution Authority and acknowledges, accepts, consents to and agrees to be bound by:

(a) the effect of the exercise of any Statutory Loss Absorption Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any party under this Agreement, which exercise (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations);

(iii) the cancellation of the BRRD Liability; or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of any Statutory Loss Absorption Powers by the Relevant Resolution Authority.

“Bail-In Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“BRRD Party” means any party hereto that is subject to Statutory Loss Absorption Powers.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

“Relevant Resolution Authority” means, in relation to any BRRD Party, the resolution authority with the ability to exercise any Statutory Loss Absorption Powers as defined in this Section 17.

“Statutory Loss Absorption Powers” means any write-down, conversion, transfer, modification, suspension or similar or related power existing from time to time under, and exercised in compliance with, any applicable laws, regulations, rules or requirements pursuant to the applicable Bail-in Legislation.

SECTION 18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 19. Governing Law and Time. THIS UNDERWRITING AGREEMENT AND ANY APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20. Counterparts. This Underwriting Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Underwriting Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 21. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

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Very truly yours,

CHUBB INA HOLDINGS INC.

By:	/s/ Mark Hammond
Name:	Mark Hammond
Title:	Treasurer

CHUBB LIMITED

By:	/s/ Phillip V. Bancroft
Name:	Phillip V. Bancroft
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Exhibit A

CHUBB INA HOLDINGS INC.

(a Delaware corporation)

Debt Securities

Unconditionally Guaranteed as to Payment of

Principal, Premium, if any, and Interest by

CHUBB LIMITED

TERMS AGREEMENT

[•]

To:	CHUBB INA HOLDINGS INC.

436 Walnut Street, WA06K

Philadelphia, PA 19106

CHUBB LIMITED

Bärengasse 32,

CH-8001 Zurich, Switzerland

Ladies and Gentlemen:

We understand that Chubb INA Holdings Inc., a Delaware corporation (the “Company”), proposes to issue and sell $                aggregate principal amount of its [senior] [subordinated] debt securities (the “Underwritten Securities”), which will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by Chubb Limited, a Swiss company. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriter[s] named below (the “Underwriter[s]”) offer[s] to purchase [, severally and not jointly,] the principal amount of Underwritten Securities opposite [its] [their] name[s] set forth below at the purchase price set forth below.

Underwriter	Principal Amount of Underwritten Securities
Total	[$	]

The Underwritten Securities shall have the following terms:

Title:

Rank:

Ratings (Moody’s/S&P/Fitch):

Aggregate principal amount:

Denominations:

Currency of payment:

Interest rate or formula:

Interest payment dates:

Regular record dates:

Stated maturity date:

Redemption provisions:

Sinking fund requirements:

Conversion or exchange provisions:

Guarantee Provisions:

Listing requirements:

Black-out provisions:

Fixed or Variable Price Offering: [Fixed] [Variable] Price Offering

If Fixed Price Offering, initial public offering price: ___% of the principal amount, plus accrued interest [amortized original issue discount], if any, from _________________.

Purchase price: ___% of principal amount, plus accrued interest [amortized original issue discount], if any, from ______________.

Form:

Applicable Time:

Other terms and conditions:

Closing date and location:

Notices: Notice to the Underwriters shall be directed to the Representative(s) c/o:

[

]

All of the provisions contained in the document attached as Annex I hereto entitled “CHUBB INA HOLDINGS INC. (a Delaware corporation) – Senior and Subordinated Debt Securities –Unconditionally Guaranteed as to Payment of Principal, Premium, if any, and Interest by CHUBB LIMITED – UNDERWRITING AGREEMENT” (the “Underwriting Agreement”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal or New York State court sitting in the Borough of Manhattan in The City of New York in any action, suit or proceeding arising out of or relating to this Terms Agreement or the transactions contemplated hereby or thereby to the extent that such court has subject matter jurisdiction over the controversy, and expressly and irrevocably waives, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such action, suit or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action, suit or proceeding. Each of the Company and the Guarantor irrevocably appoints Chubb Group Holdings Inc., 1133 Avenue of the Americas, 32nd Floor, New York, New York 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such action, suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or the Guarantor by the person serving the same to the address provided in Section 11 of the Underwriting Agreement, shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such action, suit or proceeding. Each of the Company and the Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Terms Agreement.

This Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Terms Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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Please accept this offer no later than ____ o’clock [A.M.] [P.M.] (New York City time) on ______________ by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

[REPRESENTATIVE(S)]

By:
Authorized Signatory

[Acting on behalf of [itself] [themselves] and as Representative(s) of the other named Underwriters.]

Accepted:

CHUBB INA HOLDINGS INC.

By:
Name:
Title:

CHUBB LIMITED

By:
Name:
Title:

Schedule I

[ISSUER FREE WRITING PROSPECTUS(ES)]

Final Term Sheet dated [•] (attached hereto as Schedule II)

Schedule II

CHUBB INA HOLDINGS INC.

FINAL TERM SHEET

Dated: [•]

Issuer:	Chubb INA Holdings Inc.

Guarantor:	Chubb Limited

Size:

Trade Date:

Maturity Date:

Coupon (Interest Rate):

Yield to Maturity:

Spread to Benchmark Treasury:

Benchmark Treasury:

Benchmark Government Treasury and Yield:

Interest Payment Dates:

Redemption Provision:

Price to Public:

Settlement Date:

Underwriters:

CUSIP/ISIN:

The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer or the guarantor has filed with the SEC for more complete information about the issuer, the guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [__] [toll-free] at [__].

Exhibit B

FORM OF OPINION OF BÄR & KARRER AG, GUARANTOR’S

SWISS COUNSEL, TO BE DELIVERED

PURSUANT TO SECTION 5(b)

The following opinion statements are issued subject to the respective assumptions and qualifications in the opinion letter. Terms used but not defined in this Underwriting Agreement shall have the meanings assigned to them in the opinion letter.

a. The Guarantor is a company duly created for an unlimited duration and validly existing as a company limited by shares (Aktiengesellschaft) under the laws of Switzerland with full power and authority under the laws of Switzerland to enter into, deliver and perform its obligations (in its capacity as Guarantor) under the Underwriting Agreement, the Terms Agreement and the Amendment.

b. Based on the Extract, the Guarantor has a share capital of CHF [•] divided into [•] registered shares with a nominal value of CHF [•] each and all of the shares of the Guarantor have been validly issued and are fully paid-in as to their nominal value.

c. No authorizations, consents or approvals are required by the Guarantor from any governmental or other regulatory agency in Switzerland for the authorization, execution, delivery and performance of the Underwriting Agreement, the Terms Agreement and the Amendment.

d. Each of the Underwriting Agreement, the Terms Agreement and the Amendment has been duly authorized, executed and delivered by the Guarantor in accordance with the laws of Switzerland and the Articles of Association. The obligations expressed in the Underwriting Agreement and the Terms Agreement to be assumed by the Guarantor are legal, valid and binding obligations on the Guarantor and enforceable against the Guarantor in Switzerland.

e. Based on the Extract, the Guarantor transferred its domicile from the Cayman Islands to Switzerland in July 2008. To the extent the Indenture has been duly authorized, executed and delivered by the Guarantor as a Cayman company, the Indenture continues to be duly authorized, executed and delivered by the Guarantor as a Swiss Company. The obligations undertaken by the Guarantor under the Indenture (as modified by the Amendment), are legal and valid obligations on the Guarantor and enforceable against the Guarantor in Switzerland.

f. The Guarantee pursuant to Article 16 (Guarantee and Indemnity) of the Indenture (as modified by the Amendment) constitutes direct, unconditional and unsecured obligations of the Guarantor and ranks pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor (with the exception of the claims which are preferred by any bankruptcy, insolvency, liquidation or similar laws affecting creditors generally).

g. The Guarantor will not be required by the existing laws of Switzerland to make any deductions or withholding for Swiss taxes or duties of whatever nature from any payment payable by it under Article 16 (Guarantee and Indemnity) of the Indenture (as modified by the Amendment) to the holders of the Underwritten Securities in respect of principal or interest to become due under the Underwritten Securities.

h. Under Swiss federal tax law, no stamp, registration or other taxes, duties, assessments or governmental charges of whatever nature are payable in Switzerland upon or in connection with the execution and delivery of the Underwriting Agreement and the Terms Agreement and the Amendment or the issue or transfer by delivery of the Underwritten Securities to the underwriters.

i. The statements in: (i) the Prospectus on p. 20 under the caption “Description of Chubb INA Debt Securities and Chubb Guarantee—Chubb Guarantee” and in the Prospectus Supplement on p. S-[•] under the caption “Description of the Notes and Guarantee—Guarantee”, in each case insofar as they purport to describe provisions of Swiss law or the Articles of Association, constitute a fair summary of such provisions of Swiss law or of the Articles of Association; and (ii) the Prospectus Supplement on p. S-[•] under the caption “Certain Tax Consequences – Swiss Taxation”, insofar as they purport to describe provisions of Swiss law and tax practice relating to the use of proceeds, constitute a fair summary of such laws and tax practice.

j. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Indenture (as modified by the Amendment), the Terms Agreement and the Underwriting Agreement, that any document be filed, recorded or enrolled with any government department or other authority in Switzerland.

k. Insofar as Swiss law is concerned, the choice of New York law as the governing law of the Underwritten Securities, the Underwriting Agreement, the Terms Agreement and the Indenture (as modified by the Amendment) would, subject to the principle of public policy (ordre public) and similar principles, be recognized and enforced by the Swiss courts provided that the relevant provisions of New York law are proven as a matter of fact.

l. The submission by the Guarantor in the Indenture (as modified by the Amendment) the Terms Agreement and the Underwriting Agreement to the jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in New York City are valid and binding on the Guarantor and not subject to revocation, assuming that no applicable law (other than Swiss law) contains a provision to the contrary.

m. The designation by the Guarantor of Chubb Group Holdings Inc. as agent to receive service of process in New York courts on its behalf is valid and binding under the laws of Switzerland, as long as Chubb Group Holdings Inc. is properly acting as agent for service of process and its mandate has not been revoked.

n. By reason of the submission to the New York State and Federal courts sitting in the Borough of Manhattan in New York City, any final and conclusive judgment in respect of the Underwriting Agreement, the Indenture (as modified by the Amendment), the Terms Agreement or the Underwritten Securities obtained against the Guarantor in any New York State or Federal court sitting in the Borough of Manhattan in New York City would be recognized and enforced in Switzerland on the basis and subject to the conditions of art. 25 to 30 of the Private International Law Statute of Switzerland of 18 December 1987, as amended (the “IPLA”) without relitigation or re-examination of any substantive matter adjudicated therein (except if the judgment is manifestly inconsistent with Swiss public policy (ordre public)).

o. Any judgment awarded in the courts of Switzerland for claims due in a currency other than Swiss Francs would be awarded in that currency if so requested. However, for the enforcement of such judgment in Switzerland, the claim would have to be converted into Swiss Francs generally at the rate of exchange ruling at the date of instituting the enforcement proceeding rather than at the date of judgment.

p. Neither the execution and delivery of the Underwriting Agreement, the Terms Agreement and the Amendment by the Guarantor nor the performance of the obligations expressed to be assumed by the Guarantor under the Indenture (as modified by the Amendment), and the Terms Agreement and the Underwriting Agreement violate the Articles of Association or, as far as Swiss law is applicable, existing Swiss law generally applicable to a company limited by shares (Aktiengesellschaft).

q. It is not necessary under the laws of Switzerland in order to enable any person to exercise or enforce its rights under the Indenture (as modified by the Amendment), the Terms Agreement or the Underwriting Agreement for that person to be licensed, qualified or otherwise entitled to carry on business in Switzerland.

r. None of the parties to the Underwriting Agreement or the Terms Agreement will be deemed resident, domiciled or carrying on business in Switzerland by reason only of their execution, performance or enforcement thereof.

Exhibit C

FORM OF OPINION OF THE

GENERAL COUNSEL OF THE GUARANTOR,

TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i) The Guarantor is qualified to do business, and is in good standing, as a foreign corporation, under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not singly or in the aggregate result in a Material Adverse Change;

(ii) Each “significant subsidiary” of the Guarantor (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) and the Company is qualified to transact business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing (with respect to jurisdictions which recognize such concept) would not singly or in the aggregate result in a Material Adverse Change;

(iii) Except as set forth in each of the Registration Statement, the Disclosure Package and the Prospectus, such counsel does not know of any outstanding: (A) securities or obligations of the Guarantor convertible into or exchangeable for any shares of capital stock of the Guarantor or any of its subsidiaries; (B) rights, warrants or options to acquire or purchase from the Guarantor any shares of capital stock of the Guarantor or any such convertible or exchangeable securities or obligations; or (C) obligations or understandings of the Guarantor to issue or sell any shares of capital stock of the Guarantor or any of its subsidiaries, any such convertible or exchangeable securities or obligations, or any such warrants, rights or obligations;

(iv) To the best of such counsel’s knowledge, and other than as disclosed in each of the Disclosure Package and the Prospectus, there are no pending or threatened legal proceedings against the Guarantor or any of its subsidiaries that, if determined adversely to the Guarantor or such subsidiary, would result in a Material Adverse Change.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent such counsel deems proper, on certificates of responsible officers of the Company, the Guarantor, their respective subsidiaries and public officials.

C-1

Exhibit D

FORM OF OPINION OF MAYER BROWN LLP,

UNITED STATES COUNSEL FOR THE COMPANY AND THE

GUARANTOR, TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i) The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the applicable Terms Agreement and [the] [each] applicable Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated by the Registration Statement and the Prospectus and the consummation by the Company of the transactions contemplated by the Underwriting Agreement and such Terms Agreement do not and will not: (A) contravene any provision of any United States federal or New York State law, rule or regulation, in each case which, in such counsel’s opinion, based on such counsel’s experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement and such Terms Agreement (“United States Applicable Laws”), except that such counsel need not express any opinion in this paragraph with respect to state securities laws; (B) contravene any judgment, order or decree known to such counsel without independent inquiry of any United States federal or New York State court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is bound or by which their properties or assets may be affected; (C) conflict with, result in any breach of or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries, pursuant to the terms of, any agreement or instrument filed as an exhibit to the Guarantor’s (x) most recent Annual Report on Form 10-K or (y) Quarterly Report(s) on Form 10-Q or Current Report(s) on Form 8-K filed after such Form 10-K, or the certificate of incorporation or bylaws of the Company, except for such conflicts, breaches, violations, defaults, accelerations, repayments, repurchases, liens, charges or encumbrances that would not singly or in the aggregate result in a Material Adverse Change; or (D) based upon such counsel’s review of the United States Applicable Laws, require any consent, approval or authorization or order of, or qualification with, any United States federal or state governmental agency or authority or court, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations and such as may be required under state securities or blue sky laws or state insurance laws in connection with the offer and sale of the Underwritten Securities.

(iii) The Underwriting Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

(iv) The Underwritten Securities have been duly authorized, executed and delivered by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement.

(v) The Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Underwritten Securities are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the [each] applicable Indenture.

(vi) Assuming the Guarantee has been duly authorized by the Guarantor for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement, the Guarantee, when issued and delivered to the Underwriters in accordance with the provisions of the Underwriting Agreement, will constitute a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(vii) The applicable Indenture has been duly authorized, executed and delivered by the Company and duly executed and delivered by the Guarantor (to the extent such execution and delivery is governed by the laws of the State of New York) and (assuming that the applicable Indenture has been duly authorized, executed and delivered by the applicable Trustee), the applicable Indenture constitutes a valid and binding agreement of the Company and (assuming the applicable Indenture has been duly authorized by the Guarantor) the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(viii) The Underwritten Securities, the Guarantee and [the] [each] applicable Indenture conform in all material respects to the statements relating thereto contained in each of the Disclosure Package and the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(ix) Such counsel does not know, after inquiry of officers of the Company and the Guarantor and based solely on such inquiry, of any action, suit or proceeding before or by any United States federal or state government, governmental instrumentality or court now pending or threatened against or affecting the Guarantor or any of its subsidiaries (including the Company) or any of their respective assets or properties that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and is not so described or of any contract or other document that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed, as required.

(x) The statements in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Description of the Notes and Guarantee” and “Description of Chubb INA Debt Securities and Chubb Guarantee” insofar as such statements purport to summarize certain provisions of the Underwritten Securities, the Guarantee or the Indenture, fairly summarize the matters set forth therein in all material respects.

(xi) The discussion of tax matters set forth under the heading “Certain Tax Consequences—United States” in each of the Disclosure Package and the Prospectus insofar as such discussion constitutes a summary of the United States federal tax laws referred to therein as of such date and as of the date hereof, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein (subject to the qualifications and assumptions set forth in such discussion).

(xii) The Registration Statement, including without limitation the Rule 430B Information, and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (including without limitation each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations), other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, appeared on their face to comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations.

(xiii) The documents incorporated by reference in each of the Disclosure Package and the Prospectus (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, appeared on their face to comply as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

(xiv) The [each] applicable Indenture has been duly qualified under the 1939 Act.

(xv) The Company is not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in each of the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Such counsel shall also state that the Registration Statement became effective under the 1933 Act upon filing on October 9, 2018; that any required filings of each prospectus (including the Prospectus) pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); that any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); that, based solely on such counsel’s review of the Commission’s website, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for the purpose have been instituted, are pending or, to such counsel’s knowledge, contemplated under the 1933 Act; and that, based solely on inquiries of the Company and the Guarantor, neither the Company nor the Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to the use of the automatic shelf registration form, the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act and neither the Company nor the Guarantor is the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Underwritten Securities.

Such counsel shall also state that they have examined various documents and participated in conferences with representatives of the Company and the Guarantor and their accountants and with representatives of the Representative(s) and their counsel at which times the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and that, although they are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus or making any representation that they have independently verified or checked the accuracy, completeness or fairness of such statements, except as set forth above in paragraphs (viii), (x) and (xi), nothing came to such counsel’s attention that caused such counsel to believe that: (i) the Registration Statement, at the most recent effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus or any amendment or supplement thereto, at the date of the Prospectus, at the date of any such amendment or supplement or at the Closing Time, included or includes any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Disclosure Package, as of the Applicable Time, included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (such counsel need not express a belief with respect to the financial statements and related schedules or the other financial data included or incorporated by reference in or omitted from the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto or the Statement of Eligibility on Form T-1 of the applicable Trustee).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the State of New York, the corporate laws of the State of Delaware or the federal laws of the United States of America, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel whom such counsel believes to be reliable (which opinion shall be dated and furnished to the Representative(s) at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them), provided that such counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying upon such opinion, and (B) as to matters of fact (but not as to legal conclusions), to the extent such counsel deems proper, on certificates of responsible officers of the Company, its subsidiaries and public officials.